SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2010

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 West Loop South, Suite 500
Houston, Texas  77027
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

     On November 30, 2010, a subsidiary of Integrated Electrical Services, Inc., a Delaware corporation, (“Seller”) and Siemens Energy, Inc., a Delaware corporation, (“Buyer”), executed an Asset Purchase Agreement (the “Agreement”) providing for the sale of substantially all the assets and assumption of certain liabilities of a non-core business unit engaged in manufacturing and selling fabricated metal buildings housing electrical equipment such as switchgears, motor starters and control systems.  In addition, another subsidiary of Integrated Electrical Services which is also a party to the Agreement, sold certain real property where the fabrication facilities are located.

     Pursuant to the terms of the Agreement assets excluded from the sale include, but are not limited to, cash and cash equivalents, rights to names which include “IES”, business records relating to pre-closing matters which as required by law to be retained by Seller, performed contracts and fulfilled purchase orders, insurance policies, non-assignable permits, licenses and software and tax refunds relating to periods ending prior to the closing.  Buyer also assumed liabilities and obligations of Seller relating to certain customer contracts, vendor contracts and financing leases as well as accounts and trade payables arising in the ordinary course of business other than inter company account and trade payables.

     The Purchase Price of $10.690 million may be adjusted upward or downward in the event of variances between Historical Working Capital and Closing Working Capital (as defined in the Agreement).  Finally, the Agreement contains representations and warranties by Seller and Buyer as well as covenants by Seller, conditions to closing, termination provisions and indemnifications by Seller and Buyer.  The transaction is expected to be completed by year end 2010.

     The description of the Agreement provided in this Item 1.01 is qualified in its entirety by reference to the Agreement itself which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement by and between Siemens Energy, Inc. as “Buyer” and IES Commercial, Inc. and IES Tangible Properties, Inc. as Sellers dated November 30, 2010

99.1	Press Release dated December 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: December 6, 2010	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement by and between Siemens Energy, Inc. as “Buyer” and IES Commercial, Inc. and IES Tangible Properties, Inc. as Sellers dated November 30, 2010

99.1	Press Release dated December 6, 2010